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                                                                  EXHIBIT (m)(3)
                              NORTH AMERICAN FUND
                             --------------------
                               DISTRIBUTION PLAN
                               -----------------
                                CLASS A SHARES
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AMENDMENT made this 27th day of February, 2000 to the Class A Share Distribution
Plan (the "Plan"), adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 by the North American Funds, a Massachusetts business trust (the "Fund"), with respect to the Class A shares of beneficial interest (the "Class A Shares") of the Fund's investment portfolios. In accordance with
Section 6 of the Plan, the Plan shall be extended to the following additional investment portfolios established by the Fund:


Mid Cap Value Fund                         Moderate Growth LifeStyle Fund
Stock Index Fund                           Conservative Growth LifeStyle Fund
Small Cap Index Fund                       Municipal Money Market Fund
Socially Responsible Fund                  Science & Technology Fund
High Yield Bond Fund                       Josephthal Strategic Growth Fund
Aggressive Growth LifeStyle Fund

The Amendment shall become effective with respect to the new portfolio in accordance with Section 6 of the Plan.

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